Exhibit 8.1

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                     , 2008

Boards of Directors of

Bradford Bank MHC

Bradford Mid-Tier Company

Bradford Bank

Bradford Bancorp, Inc.

6910 York Road

Baltimore, Maryland 21212

Gentlemen:

You have asked for our opinion regarding the material federal income tax consequences of the proposed transactions (collectively, the “Conversion”), more fully described below, pursuant to which Bradford Bank MHC (the “MHC”) will convert to the stock form of organization and Bradford Bancorp, Inc. (the “Company”) will acquire 100 percent of the stock of Bradford Bank (the “Bank”). We are rendering this opinion pursuant to Section 22 of the Plan of Conversion, as amended (the “Plan of Conversion”), initially adopted by the Boards of Directors of the Bank, Bradford Mid-Tier Company (“Bradford Mid-Tier”), the MHC and the Company on March 16, 2007. All capitalized terms used but not defined in this letter shall have the meanings assigned to them in the Plan of Conversion.

The Conversion will be effected, pursuant to the Plan of Conversion, as follows:

1.                                       The Bank will establish the Company as a first-tier subsidiary;

2.                                       Bradford Mid-Tier will convert to an interim federal stock savings bank to be named Bradford Interim Federal Savings Bank II (“Interim II”), and simultaneously merge with and into the Bank pursuant to which Bradford Mid-Tier will cease to exist (the “Holding Company Merger”);

3.                                       The MHC will convert to an interim federal stock savings bank to be named Bradford Interim Federal Savings Bank I (“Interim I”), and simultaneously merge with and into the Bank, pursuant to which the MHC will cease to exist (the “MHC Merger”). In connection with the MHC Merger, the shares of Bradford Mid-Tier common stock held by the MHC will be canceled and a liquidation account will be established by the Bank for the benefit of the members of the MHC (the “Members”);

Boards of Directors of

Bradford Bank MHC

Bradford Mid-Tier Company

Bradford Bank

Bradford Bancorp, Inc.

                        , 2008

4.                                       The Company will form an interim federal stock savings bank to be named Bradford Interim Federal Savings Bank III (“Interim III”), as a wholly owned subsidiary of the Company. Interim III will merge with and into the Bank (the “Bank Merger”). As a result of the Bank Merger, the shares of the Company common stock held by the Bank will be extinguished and the shares of common stock of Interim III held by the Company will be converted into shares of Bank common stock, with the result that the Bank will become the wholly owned subsidiary of the Company; and

5.                                       The Company will issue and sell common stock in the offerings as provided in the Plan of Conversion.

In connection with the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Plan of Conversion, the Prospectus and of such corporate records of the parties to the Conversion as we have deemed appropriate. We have also relied, without independent verification, upon the factual representations of the Primary Parties included in a Certificate of Representations dated                         , 2008. We have assumed that such factual representations are true and that the parties to the Conversion will act in accordance with the Plan of Conversion. We express no opinion concerning the effects, if any, of variations from the foregoing.

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices, procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Based on and subject to the foregoing, it is our opinion that for federal income tax purposes, under current tax law:

(1)           the conversion of the MHC from mutual form to Interim I will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by Interim I or the MHC by reason of such conversion;

(2)           the MHC Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by Interim I, the MHC or the Bank by reason of such merger;

Boards of Directors of

Bradford Bank MHC

Bradford Mid-Tier Company

Bradford Bank

Bradford Bancorp, Inc.

                        , 2008

(3)           the conversion of Bradford Mid-Tier to Interim II will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by Interim II or Bradford Mid-Tier by reason of such conversion;

(4)           the Holding Company Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by Interim II, Bradford Mid-Tier or the Bank by reason of such merger;

(5)           the Bank Merger will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Code or as an exchange under Section 351 of the Code, and no gain or loss will be recognized by Interim III, the Bank or the Company by reason of such merger;

(6)           no gain or loss will be recognized by the Company upon the sale of shares of common stock in the offerings;

(7)           no gain or loss will be recognized by the Members upon the issuance to them of interests in the liquidation account in the Bank pursuant to the MHC Merger;

(8)           it is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of Company common stock to be issued to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (the “Subscription Rights”) is zero and, accordingly, that no income will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon the issuance to them of the Subscription Rights or upon the exercise of the Subscription Rights;

(9)           it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offerings pursuant to the exercise of the Subscription Rights will be the amount paid therefore, and that the holding period for such shares of common stock will begin on the date of completion of the offering; and

(10)         the holding period for shares of common stock purchased in the Community Offering or Syndicated Community Offering will begin on the day after the date of purchase.

The opinions set forth in (8) and (9), above, are based on the position that the Subscription Rights do not have any market value. Although the IRS will not issue rulings on whether subscription rights have a market value, we are unaware of any instance in which the IRS has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. We understand that the Subscription Rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase shares of common stock of the Company at a price equal

Boards of Directors of

Bradford Bank MHC

Bradford Mid-Tier Company

Bradford Bank

Bradford Bancorp, Inc.

                        , 2008

to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of such common stock. Based on the foregoing, we believe that it is more likely than not (i.e., that there is a more than 50% likelihood) that the Subscription Rights have no market value for federal income tax purposes.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Conversion or of any transaction related thereto or contemplated by the Plan of Conversion. We consent to the filing of this opinion as an exhibit to the Forms AC and H-(e)1-S filed with the Office of Thrift Supervision, and as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission in connection with the Conversion, and to the reference thereto in the Prospectus included in the registration statement on Form S-1 under the headings “The Conversion and Stock Offering—Material Income Tax Consequences” and “Legal and Tax Opinions.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

KILPATRICK STOCKTON LLP

By:
, a Partner